FINANCIAL CONTACT: John W. Hohener Executive Vice President and Chief Financial Officer Tel: (949) 380-6100 INVESTORS: Robert C. Adams Vice President of Corporate Development Tel: (949) 380-6100

Microsemi Reports Second Quarter 2015 Results

Second Quarter Results Include:

-	GAAP Gross Margin Up 530 Basis Points Over Prior Year to 57.1 Percent

-	Record GAAP Operating Income of $35.4 Million, Up $28.1 Million Over Prior Year

-	Record Non-GAAP Operating Income of $75.8 Million, Up 27.8 Percent Over Prior Year

-	Record Operating Cash Flow of $69.5 Million

ALISO VIEJO, Calif.—April 23, 2015—Microsemi Corporation (Nasdaq: MSCC), a leading provider of semiconductor solutions differentiated by power, security, reliability and performance, today reported unaudited results for its second quarter of fiscal year 2015 ended March 29, 2015.
Net sales for Microsemi's second quarter of fiscal year 2015 were $296.2 million, up 3.2 percent from the second quarter of 2014. Gross margin on both a GAAP and non-GAAP basis for the second quarter of 2015 was 57.1 percent.
GAAP gross margin improved 170 basis points from 55.4 percent reported in the first quarter of 2015 and improved 530 basis points from 51.8 percent reported in the second quarter of 2014. GAAP operating margin improved 210 basis points to 11.9 percent from 9.8 percent reported in the first quarter of 2015 and improved 940 basis points from 2.5 percent reported in the second quarter of 2014. GAAP net income for the second quarter of 2015 was $24.9 million or $0.26 per diluted share compared to a loss of $6.8 million or $0.07 per diluted share for the second quarter of 2014. Operating and free cash flow for the second quarter of 2015 were a record of $69.5 million and $58.2 million, respectively.
Non-GAAP gross margin improved 90 basis points from 56.2 percent reported in the first quarter of 2015 and improved 190 basis points from 55.2 percent reported in the second quarter of 2014. Non-GAAP operating margin improved 120 basis points to 25.6 percent from 24.4 percent reported in the first quarter of 2015 and 490 basis points from 20.7 percent reported the second quarter of 2014. Non-GAAP net income for the second quarter of 2015 was a record $63.8 million compared to $61.9 million for the first quarter of 2015 and $47.7 million for the second quarter of 2014. Non-GAAP diluted earnings per share for the second quarter of 2015 were $0.67.
"Strong gross and operating margin improvements drove record cash flows as we continue to march towards our 60/30 profitability targets," stated James J. Peterson, chairman and CEO of Microsemi. "Our fundamentals are solidifying against the backdrop of an improving aerospace and defense environment. Coupled with continuing contributions from our communications and industrial products, we are pleased to see the successful execution of our strategic business model."
Business Outlook
Microsemi currently expects net sales in the third quarter of fiscal year 2015 to be $302 million, plus or minus 2 percent, and expects non-GAAP diluted earnings per share of between $0.67 and $0.71.
Microsemi regularly announces a quarterly outlook in the form of issuing a news release and does not undertake to update any of this information between such public announcements to reflect subsequent events or circumstances. Please refer to the "SAFE HARBOR" STATEMENT below for risks that may affect future actual results.

Non-GAAP Financial Measures
For further information regarding Microsemi's non-GAAP financial measures, please refer to "Notes on Non-GAAP Financial Measures" below. Non-GAAP financial measures are reconciled to comparable GAAP financial measures in the accompanying financial tables.
Information for Second Quarter 2015 Earnings Conference Call and Webcast
Date:    Thursday, April 23, 2015
Time:    4:45 p.m. EDT (1:45 p.m. PDT)
To access the webcast, log on to www.microsemi.com, go to the Investors section, and then to IR Events and Presentations. To listen to the live webcast, visit this website approximately 15 minutes prior to the start of the call to register, download and install any necessary audio software. For those unable to participate during the live webcast, a replay will be available shortly after the call on the Microsemi website for 90 days.
To participate in the conference call by telephone, call 877-264-1110 at approximately 4:30 p.m. EDT (1:30 p.m. PDT). International callers can call 706-634-1357. Please provide the following ID number: 21550036.
About Microsemi
Microsemi Corporation (Nasdaq: MSCC) offers a comprehensive portfolio of semiconductor and system solutions for communications, defense & security, aerospace and industrial markets. Products include high-performance and radiation-hardened analog mixed-signal integrated circuits, FPGAs, SoCs and ASICs; power management products; timing and synchronization devices and precise time solutions, setting the world's standard for time; voice processing devices; RF solutions; discrete components; security technologies and scalable anti-tamper products; Power-over-Ethernet ICs and midspans; as well as custom design capabilities and services. Microsemi is headquartered in Aliso Viejo, Calif., and has approximately 3,400 employees globally. Learn more at www.microsemi.com.
PLEASE READ THE FOLLOWING FACTORS THAT CAN MATERIALLY AFFECT MICROSEMI'S FUTURE RESULTS.
"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Any statements set forth in the news release that are not entirely historical and factual in nature are forward-looking statements, including without limitation statements concerning Microsemi's net sales and earnings guidance, our belief that our overall strategy and strategic business model continue to support long-term growth, enhance profitability and yield strong shareholder returns, and any other statements or beliefs regarding the company's plans or expectations. These forward-looking statements are based on Microsemi's current expectations and are inherently subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements. The potential risks and uncertainties include, but are not limited to, such factors as continued negative or worsening worldwide economic conditions or market instability; downturns in the highly cyclical semiconductor industry; our ability to successfully implement our acquisitions strategy or integrate acquired companies; uncertainty as to the future profitability of acquired businesses, and delays in the realization of, or the failure to realize, any accretion from acquisition transactions; acquiring, managing and integrating new operations, businesses or assets, and the associated diversion of management attention or other related costs or difficulties; Microsemi's reliance on government contracts for a portion of its sales, including impacts of sequestration under the Budget Control Act of 2011, and any past or future government shutdowns; risks related to the company's international operations and sales, including political instability, trade restrictions and sanctions, restrictions in the transfer or repatriation of funds, currency fluctuations and availability of transportation services; potential non-realization of expected orders or non-realization of backlog; failure to make sales indicated by the company's book-to-bill ratio; intense competition in the semiconductor industry and resultant downward price pressure; the effect of events such as natural disasters and related disruptions on our operations; the concentration of the factories that service the semiconductor industry; delays in beginning production, implementing production techniques, resolving problems associated with technical equipment malfunctions, or issues related to government or customer qualification of facilities; our dependence on third parties for key functions; increases in the costs of credit and the availability of credit or additional capital only under more restrictive conditions or not at all; changes to laws or regulations; unanticipated changes in Microsemi's tax obligations, results of tax examinations or exposure to additional income tax liabilities; changes in generally accepted accounting principles; principal, liquidity and counterparty risks related to Microsemi's holdings in securities; inability to develop new technologies and products to satisfy changes in customer demand or the development by the company's competitors of products that decrease the demand for Microsemi's products; unfavorable or declining conditions in end markets; inability of Microsemi's compound semiconductor products to compete successfully with silicon-based products; production delays related to new compound semiconductors; variability of the company's manufacturing yields; potential effects of system outages;

inability by Microsemi to fulfill customer demand and resulting loss of customers; variations in customer order preferences; difficulties foreseeing future demand; rises in inventory levels and inventory obsolescence; environmental or other regulatory matters or litigation, or any matters involving contingent liabilities or other claims; the uncertainty of litigation, the costs and expenses of litigation, the potential material adverse effect litigation could have on Microsemi's business and results of operations if an adverse determination in litigation is made, and the time and attention required of management to attend to litigation; difficulties in determining the scope of, and procuring and maintaining, adequate insurance coverage; difficulties and costs of protecting patents and other proprietary rights; the hiring and retention of qualified personnel in a competitive labor market; any circumstances that adversely impact the end markets of acquired businesses; and difficulties in closing or disposing of operations or assets or transferring work, assets or inventory from one plant to another. In addition to these factors and any other factors mentioned elsewhere in this news release, the reader should refer as well to the factors, uncertainties or risks identified in Microsemi's most recent Form 10-K and any subsequent Form 10-Q reports filed by Microsemi with the SEC. Additional risk factors may be identified from time to time in Microsemi's future filings. The forward-looking statements included in this release speak only as of the date hereof, and Microsemi does not undertake any obligation to update these forward-looking statements to reflect subsequent events or circumstances. Amounts reported in this release are preliminary and subject to finalization prior to the filing of our next Form 10-Q.
Investor Inquiries: Robert C. Adams, Microsemi Corporation, Aliso Viejo, Calif. (949) 380-6100.
(Financial Tables Follow)

Selected GAAP & Non-GAAP Financial Measures
(unaudited, in millions, except for percentages and per share amounts)

	Quarter Ended			Six Months Ended
	Mar 29, 2015	Dec 28, 2014	Mar 30, 2014	Mar 29, 2015	Mar 30, 2014
Net sales	$296.2	$303.6	$287.0	$599.8	$542.6

Selected GAAP Financial Measures
Gross profit	$169.3	$168.1	$148.6	337.4	$286.9
Gross margin	57.1%	55.4%	51.8%	56.2%	52.9%
Operating income	$35.4	$29.7	$7.3	$65.1	$14.5
Operating margin	11.9%	9.8%	2.5%	10.9%	2.7%
Net income (loss)	$24.9	$19.7	$(6.8)	$44.6	$(5.4)
Diluted earnings (loss) per share	$0.26	$0.21	$(0.07)	$0.47	$(0.06)

Selected Non-GAAP Financial Measures
Gross profit	$169.3	$170.5	$158.3	$339.8	$301.4
Gross margin	57.1%	56.2%	55.2%	56.6%	55.5%
Operating income	$75.8	$74.2	$59.3	$150.0	$113.4
Operating margin	25.6%	24.4%	20.7%	25.0%	20.9%
Net income	$63.8	$61.9	$47.7	$125.7	$90.6
Diluted earnings per share	$0.67	$0.65	$0.51	$1.32	$0.97

Additional details reconciling the selected GAAP financial measure to the selected non-GAAP financial measure may be found in the "Schedule Reconciling Selected Non-GAAP Financial Measures" and "Notes on Non-GAAP Financial Measures."

Schedule Reconciling Selected Non-GAAP Financial Measures
(unaudited, in millions, except for per share amounts)

	Quarter Ended			Six Months Ended
	Mar 29, 2015	Dec 28, 2014	Mar 30, 2014	Mar 29, 2015	Mar 30, 2014
GAAP gross profit	$169.3	$168.1	$148.6	$337.4	$286.9
Manufacturing profit in acquired inventory (1)	—	2.4	9.7	2.4	14.5
Non-GAAP gross profit	$169.3	$170.5	$158.3	$339.8	$301.4

GAAP operating income	$35.4	$29.7	$7.3	$65.1	$14.5
Adjustments to GAAP gross profit	—	2.4	9.7	2.4	14.5
Restructuring, severance and other special charges (2)	3.8	7.7	6.2	11.5	14.4
Amortization of intangible assets (3)	22.7	23.6	24.3	46.3	46.3
Stock based compensation (4)	11.8	10.7	11.4	22.5	21.5
Acquisition costs (5)	2.1	0.1	0.4	2.2	2.2
Non-GAAP operating income	$75.8	$74.2	$59.3	$150.0	$113.4

GAAP net income (loss)	$24.9	$19.7	$(6.8)	$44.6	$(5.4)
Adjustments to GAAP gross profit and operating income	40.4	44.4	52.0	84.8	98.9
Credit facility issuance and derivative fair value costs (6)	0.2	0.1	0.8	0.3	0.7
Income tax effect on non-GAAP adjustments (7)	(1.7)	(2.3)	1.7	(4.0)	(3.6)
Non-GAAP net income	$63.8	$61.9	$47.7	$125.7	$90.6

GAAP diluted earnings (loss) per share	$0.26	$0.21	$(0.07)	$0.47	$(0.06)
Effect of non-GAAP adjustments on diluted earnings per share	$0.41	$0.44	$0.58	$0.85	$1.03
Non-GAAP diluted earnings per share	$0.67	$0.65	$0.51	$1.32	$0.97

Weighted-average diluted shares used in calculating non-GAAP diluted earnings per share	95.3	95.1	94.1	95.2	93.8

Operating cash flow	$69.5	$66.9	$30.2	$136.4	$92.7
Capital expenditures	(11.3)	(13.1)	(8.8)	(24.4)	(20.8)
Free cash flow	$58.2	$53.8	$21.4	$112.0	$71.9

Additional details reconciling the selected non-GAAP financial measure to the selected GAAP financial measure may be found in "Notes on Non-GAAP Financial Measures."

Summary of Schedule Reconciling Selected Non-GAAP Financial Measures
(unaudited, in millions, except for per share amounts)

	Quarter Ended March 29, 2015
	GAAP	Non-GAAP Adjustments	Non-GAAP
Net sales	$296.2	$—	$296.2
Gross profit	$169.3	$—	$169.3
Operating income	$35.4	$40.4	$75.8
Net income	$24.9	$38.9	$63.8
Diluted earnings per share	$0.26	$0.41	$0.67

Additional details reconciling the selected non-GAAP financial measure to the selected GAAP financial measure may be found in the "Schedule Reconciling Selected Non-GAAP Financial Measures" and "Notes on Non-GAAP Financial Measures."

Consolidated Condensed Statement of Income
(unaudited, in millions, except for per share amounts)

	Quarter Ended			Six Months Ended
	Mar 29, 2015	Dec 28, 2014	Mar 30, 2014	Mar 29, 2015	Mar 30, 2014
Net sales	$296.2	$303.6	$287.0	$599.8	$542.6
Cost of sales	126.9	135.5	138.4	262.4	255.7
Gross profit	$169.3	$168.1	$148.6	$337.4	$286.9

Operating expenses
Selling, general and administrative	$58.9	$60.0	$62.5	$118.9	$118.2
Research and development	46.4	47.6	49.3	94.0	93.3
Amortization of intangible assets	22.7	23.6	24.3	46.3	46.3
Restructuring and severance charges	3.8	7.1	4.8	10.9	12.4
Acquisition costs	2.1	0.1	0.4	2.2	2.2
Total operating expenses	$133.9	$138.4	$141.3	$272.3	$272.4

Operating income	$35.4	$29.7	$7.3	$65.1	$14.5

Interest and other (expense), net	(6.3)	(6.6)	(8.8)	(12.9)	(16.7)
Income (loss) before income taxes	$29.1	$23.1	$(1.5)	$52.2	$(2.2)
Provision for income taxes	4.2	3.4	5.3	7.6	3.2
Net income (loss)	$24.9	$19.7	$(6.8)	$44.6	$(5.4)

Earnings (loss) per share
Basic	$0.26	$0.21	$(0.07)	$0.47	$(0.06)
Diluted	$0.26	$0.21	$(0.07)	$0.47	$(0.06)

Weighted-average common shares outstanding
Basic	94.0	93.9	92.8	94.0	92.5
Diluted	95.3	95.1	92.8	95.2	92.5

Consolidated Condensed Balance Sheet
(unaudited, in millions)

	Mar 29, 2015	Sep 28, 2014
ASSETS
Current assets
Cash and cash equivalents	$236.3	$162.2
Accounts receivable, net	181.4	191.2
Inventories, net	204.4	205.0
Deferred income taxes	27.3	27.3
Other current assets	32.5	32.9
Total current assets	$681.9	$618.6
Property and equipment, net	151.7	148.7
Goodwill	886.9	885.6
Intangible assets, net	305.6	351.9
Deferred income taxes	19.5	23.5
Other assets	33.8	32.8
TOTAL ASSETS	$2,079.4	$2,061.1

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$70.0	$75.5
Accrued liabilities	83.7	85.8
Total current liabilities	$153.7	$161.3
Credit facility	698.0	698.0
Deferred income taxes	39.3	39.3
Other long-term liabilities	45.9	46.9
Stockholders' equity	1,142.5	1,115.6
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$2,079.4	$2,061.1

Notes on Non-GAAP Financial Measures

To supplement the consolidated financial results prepared in accordance with Generally Accepted Accounting Principles ("GAAP"), this press release and its attachments include non-GAAP financial measures which are adjusted for the items listed in the footnotes below. Management reports the following non-GAAP financial measures:

•	non-GAAP gross profit and gross margin;

•	non-GAAP operating income and operating margin;

•	non-GAAP net income and diluted earnings per share; and

•	free cash flow.
Non-GAAP financial measures are not prepared in accordance with GAAP; therefore, the information is not necessarily comparable to other companies' financial information and should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.
Management believes it is useful to provide these non-GAAP financial measures and a reconciliation to comparable GAAP financial measures as we believe they enhance an investor's overall understanding of our financial performance and future prospects by being more reflective of our core operational activities and more comparable with our results over various periods. By disclosing non-GAAP financial measures, management intends to provide investors with an alternate measure to evaluate and compare Microsemi's operating results and trends for the periods presented. Management uses non-GAAP financial measures internally for strategic decision making, forecasting future results and evaluating current performance. The items reconciling non-GAAP financial measures to GAAP financial measures and additional comments and the usefulness of each item are set forth below:

(1)
Manufacturing profit in acquired inventory results from purchase accounting entries to increase the value of inventory acquired to its fair value. As the acquired inventory is sold, the associated manufacturing profit in acquired inventory increases cost of goods sold and reduces gross profit. Management believes it is useful to exclude manufacturing profit in acquired inventory as it does not reflect continuing operations of acquired entities and to facilitate comparability of gross profit between periods. In addition, management excludes the impact of manufacturing profit in acquired inventory in internal measurements of gross profit.

(2)
Restructuring, severance and other special charges consists of facility consolidation and equipment charges, severance and other costs related to the consolidation of operations and strategic discontinuation of products. Facilities consisted of manufacturing sites, as well as sales, engineering and administrative space. Other special charges also include gains or losses on litigation, net of settlement costs, primarily related to acquisition-related matters.

As the operations and products referred to above are not expected to have a continuing contribution to operations or they are expected to have a diminishing contribution during the transition phase, management believes excluding such items from Microsemi's operations is useful to investors as it provides a means of evaluating Microsemi's on-going operations. Management believes that utilizing non-GAAP financial measures that exclude these items is useful in providing an alternate measure to evaluate core operating activities and management excludes these items in its evaluation of operations and for strategic decision making, forecasting future results and evaluating current performance.

(3)
Amortization of acquisition related intangible assets is excluded from internal analysis of Microsemi's operations and management does not view this non-cash expense as reflective of the business' current performance. Management believes that utilizing non-GAAP financial measures that exclude this non-cash item is useful in providing an alternate measure that excludes the variability caused by purchase accounting factors.

(4)
Stock based compensation is excluded by management when evaluating operating activities and for strategic decision making, forecasting future results and evaluating current performance. Management believes that utilizing non-GAAP financial measures that exclude this non-cash item is useful in providing an alternate measure that excludes the variability caused by different methodologies and subjective assumptions used in the valuation of equity awards across different companies.

(5)
Acquisition costs for business combinations are expensed as incurred, in accordance with relevant accounting guidance, rather than capitalized into the purchase price of an acquisition. Management excludes these expenses when evaluating operating activities and for strategic decision making, forecasting future results and evaluating current performance. Management believes that utilizing non-GAAP financial measures that exclude this item is useful in providing an alternate measure that excludes the variability caused by purchase accounting factors.

(6)
Debt issuance and refinancing costs have been excluded as they are discrete charges we incurred to issue or refinance our credit facility. Management excludes these expenses from internal measurements of credit facility interest rates and in evaluating current performance. Management believes that utilizing non-GAAP financial measures that exclude these items is useful in providing an alternate measure that is reflective of the ongoing characteristics of the amended credit facility.    Changes in the fair value of interest rate swaps are non-cash amounts that management excludes from internal measurements and from forecasting future results. We entered into interest rate swaps as a cash flow hedge on our variable rate term loan, but as these swaps did not qualify for hedge accounting, we record gains and losses for the change in fair value. Management excludes these gains and losses from internal measurements and in evaluating current performance. Management believes that utilizing non-GAAP financial measures that exclude these items is useful in providing an alternate measure that excludes these non-cash fair value adjustments that do not reflect ongoing operations.

(7)
The tax effect of non-GAAP adjustments represents the difference in the provision for income taxes that resulted from non-GAAP adjustments to pretax income and also certain acquisition related and nondeductible stock based compensation items, and non-cash valuation allowance charges and releases related to deferred tax assets. These amounts are excluded as non-GAAP adjustments as the restructuring activities and acquisitions are not viewed by management as being reflective of the business' ongoing tax position.

Free cash flow is a non-GAAP financial measure defined as operating cash flow less cash paid for capital expenditures. We consider free cash flow to be a liquidity measure which provides useful information to management and investors about the amount of cash generated by the business after our capital expenditures, which can then be used for strategic opportunities including, among others, investing in Microsemi’s business, making strategic acquisitions, and strengthening the balance sheet. Management uses free cash flow as a supplemental measure to the net change in cash and cash equivalents as presented in Microsemi’s consolidated statements of cash flows prepared in accordance with GAAP which incorporates all cash movements during the period.
Guidance on diluted earnings per share is provided only on a non-GAAP basis due to the inherent difficulty of forecasting the timing or amount of certain items that have been excluded from the forward-looking non-GAAP measures, and a reconciliation to the comparable GAAP guidance has not been provided because certain factors that are materially significant to Microsemi's ability to estimate the excluded items are not accessible or estimable on a forward-looking basis without unreasonable effort.

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Source: Microsemi Corporation